Exhibit 99.1

Broadening Horizons

2012 ViroPharma Incorporated Investor Day

September 21, 2012

Introduction

Vincent Milano

Chief Executive Officer 2

This presentation contains certain forward-looking statements, including statements regarding our financial guidance for 2012 and beyond, our projected financial condition, the rate of future growth and the development and commercialization status and prospects of certain of our products and product candidates. Projections and guidance in the biotechnology and pharmaceutical industries are inherently speculative and are based upon assumptions and factors, many of which are beyond our control given the long period of time into the future such statements address. The forward-looking statements included herein are based upon management’s current beliefs and expectations and involve risks and uncertainties. Such risks and uncertainties include interpretations of market research data regarding the prevalence of HAE and percentage of patients who may choose prophylaxis therapy, the prevalence of adrenal insufficiency, the rate at which we are able to identify new patients for Cinryze in the United States and Europe and new patients for Buccolam and Plenadren in Europe, the size of the markets for each of our products and development candidates, future growth potential and market share for Cinryze in North America and Cinryze, Buccolam and Plenadren in Europe, the availability of sufficient pricing and reimbursement for each of our products in the United States and Europe, our ability to achieve peak year sales projections, the timing and impact of potential branded and generic competitive products, supply interruptions or delays that could result from the complex manufacturing of our products and our global supply chain, our ability to develop life cycle management plans for Cinryze, including designing and completing clinical studies for additional indications and modes of administration, the timing and outcome of discussions with the FDA regarding removal of the temporary clinical hold on development of Cinryze subcutaneous administration with Halozyme’s rHuPH20 technology, our ability to conduct and complete clinical studies in the timeframes we anticipate, the potential for development candidates, the likelihood of success of any clinical trials involving our development candidates and tax rates. Actual results and events may differ significantly from results and events discussed in forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” in our annual report on Form 10K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on February 28, 2012 and our quarterly reports on Form 10-Q filed thereafter. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could cause actual results to differ from those contained in these forward looking statements. The statements in this presentation are made as of the date of this presentation and subsequent events may cause our assessment to change. ViroPharma does not assume any responsibility for updating any forward-looking statements.

The ViroPharma Story 4 PEOPLE PATIENTS PHYSICIANS EMPLOYEES SHAREHOLDERS GROWTH DIVERSIFICATION EXECUTION UPSIDE Providing Hope for People Suffering from Rare & Life-Threatening Diseases

Today’s Agenda North American Operations EU Commercial Operations 15 Minute Break Approximately 10:15 – 10:30 AM C1-INH Potential Therapeutic Uses Subcutaneous Cinryze® Maribavir VP-20621 NTCD Capital Structure and Long-Range Model Meeting Adjourned – Approximately 12:45 PM

North American Operations Paul Firuta Vice President & General Manager, Americas 6

Goals and Objectives 7

N.A. Peak Revenue >$600 Million (IV/HAE Only)

Cinryze® Post Orphan Exclusivity

Base Cinryze Business

Competitive Landscape

Agenda 8

Cinryze® Brand Strategies and Performance

Customer Insights

Review Changes in Competitive Landscape

Cinryze IV—Post Orphan Exclusivity

Geographic Expansion

Strategic Objectives in HAE Market

Raise awareness of the severity and impact of HAE amongst allergists and other targeted HAE-treating specialists

Increase diagnosis rate of HAE

Educate clinicians and patients about the benefits of prevention and establish Cinryze as the preferred prophylactic therapy

Increase Cinryze® enrollment

Reinforce ViroPharma’s position as a trusted partner to HAE patients and their families through unparalleled service and support offerings

Maintain patients on therapy

Remove all barriers to Cinryze prophylactic therapy – from access to administration

Increase Diagnosis (Dx):

Accomplishments 10

A. ViroPharma 2012 Market Research

100% growth in Dx 2006 to 2012 Estimated over 7,000 Dx patients in North America

CinryzeSolutions™ known patient population >1,700 60% Rx are Allergy / Immunology 40% other specialties

60% Rx in CinryzeSolutions coming from MDO 1 Rx or less

Significant Market Opportunity Still Exists for Cinryze® North America

Ended Q2/12 maintaining >820 patients @ 1.8 doses per week

Approximately 1/3 of patients who initiated Cinryze therapy in 2012 have been diagnosed in last 3 years

3rd quarter 2012 is the 2nd largest Rx quarter since Q3 2009

Increase Enrollment: Accomplishments

Cinryze® Sales Force & CinryzeSolutions Continue to Help Patients Start a New Journey in Life A. ViroPharma 2012 Market Research

Maintain Patients On Therapy:

Accomplishments 12 Less than 5% of patients discontinue Cinryze® prophylactic therapy 78% of patients infuse in home 88% satisfaction with CinryzeSolutions program 94% satisfaction with CinryzeSolutions™ Care Coordinator CinryzeSolutions Patient Service Center Focused on Addressing Patient Needs A. ViroPharma 2012 Market Research

>$600 million North America $450 million peak sales 2 years ago Execution Has Delivered Progressive Growth in Expected Peak Sales 13 Strategies and tactics performance exceed expectations Significant opportunity still exists in Allergy / Immunology and other specialties Key areas of focus for Commercial Team 2013 Sales force optimization Enhanced targeting algorithms Continue to develop and maintain programs that patients require to maintain their HAE therapy $250 million peak sales at acquisition IV / HAE Only N.A Peak Sales Projections

14 CinryzeSolutions™ Programs

Access, resources, and support every step of the way

CinryzeSolutions™ Programs 15

Customer Insights Better Understanding of the Market 16

Physician Reported Findings 2012 17 More than 50% of Allg/Immun surveyed intend to increase utilization of Cinryze® Significant decrease in physician satisfaction with anabolic steroids and FFP Physicians across all specialties are highly satisfied with Cinryze for prophylactic treatment No reported barriers to increase use of Cinryze A. ViroPharma 2012 Market Research

Physician Reported Findings 2012 18 Anabolic steroids and FFP are 71% more likely to be prescribed in other specialties Allg/Immun still likely to prescribe anabolic steroids 33% of the time Cinryze® is now more likely be prescribed than anabolic steroids in Allg/Immun Significant progress in Allg/Immun and opportunity in other specialties Physician satisfaction with danazol has decreased from 28% to 10% Physician satisfaction with FFP has decreased from 22% to 9.5% A. ViroPharma 2012 Market Research

35 Months of Consistent Rx Generation Post Launch Phase 19 B. ViroPharma Inc. CINRYZESolution Database August 28, 2012 Months Number of SRF’s

Key Market Factors 20 Recent clinical experience with danazol is not as favorable from an efficacy perspective Increased awareness regarding risk of long-term safety issues with danazol Increasing awareness of newer treatment options A. ViroPharma 2012 Market Research

Competitive Landscape Changing 21

New Treatment Guidelines

Attenuated androgens and C1-INH should be considered for routine prevention in HAE patients with > 1 – 2 attacks/month

Attenuated androgens are not identified as first-line therapy

Maximum recommended daily dose for danazol = 200 mg/day

Attenuated androgens are not recommended in patients; < 16 years, pregnant/lactating females, or patients who do not tolerate these agents

Patients on danazol should be monitored (LFTs, Lipids, Liver U/S) for possible long term toxicities

Key Take Away: Competitive Landscape 25 Efficacy of danazol is beginning to be questioned Adherence to the new clinical treatment guidelines would clearly limit the use of anabolic steroids Cinryze® is well positioned as a safe and efficacious prophylactic therapy Opportunity to educate managed care and physicians on the new HAE treatment guidelines and appropriate positioning of danazol

Post Cinryze® IV Orphan Exclusivity October 2015 26

The Exclusivity Proposition 27 Orphan Market Exclusivity 7 Years +5 Years HCR Data Exclusivity US 2008 2020 2015 Today

Low Risk of 2nd Approved IV C1-INH Prophylactic Indication 2015 to 2020 2nd approved IV C1-INH Prophylaxis HAE Therapy Post-2015 Ethical Issues with Trial Design Patient Recruitment will be Challenging Phase III Double Blinded Placebo Controlled Trial No CI Indicating Phase III Trial for IV Prophylaxis has Started 3 Year Study 28

Market Background and Data Ultra Orphan Drug Market Analog Alpha-1 Antitrypsin 29 Key Insights The 1st entrant in class maintaining the market value leadership despite one competitor with better profile The originator product sales grew year-over-year post exclusivity period Total market value increased due to: More patients treated with the class Premier pricing strategy across the class Two branded competitors entering the market with premier pricing and equal or slightly better product profiles The rate of under-diagnosed patients improved

Market Value Share

Share of US Market Value ($ Sales)

120.0% 100.0% 80.0% 60.0% 40.0% 20.0% 0.0%

Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8

Year Post Exclusivity

400.0 350.0 300.0 250.0 200.0 150.0 100.0 50.0 –

Sale ($MM)

1st. Entrant

2nd. Entrant

3rd. Entrant

1st. Entrant US Sales

Market Value ($MM)

Total Market Value and Growth

Market Value

Market Value Growth

450.0 400.0 350.0 300.0 250.0 200.0 150.0 100.0 50.0 –

40.0% 35.0% 30.0% 25.0% 20.0 15.0 10.0% 5.0% 0.0%

Market Growth

Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8

Key Take Away 30 Low risk of a new IV C1-INH prophylactic entrant post Cinryze® Orphan Exclusivity Key to maintaining our position in the market is: Patient Service Model – CinryzeSolutions™ Based on Alpha-1 market analog: Alpha-1 market grew Innovator product maintained revenue Innovator product continued to grow as market expanded

Geographic Expansion 31

Other Geographic Market Opportunities 32 Canada – filed and has a Priority Review Anticipated regulatory decision in Q4 2012 Market is estimated to be 1/10th of US Market opportunity will depend on pricing Latin America Evaluating markets Working with KOLs and potential distribution partners to understand market opportunities in each country Addressing patient needs for Cinryze® therapy through Name Patient Programs

Closing Remarks 33 North America Peak Revenue $600 million + IV / HAE Only Deliver consistent patient enrollment & outstanding patient services Implement new consensus treatment guidelines Low risk of a 2nd IV C1-INH post Orphan Exclusivity Expansion into other geographies Subcutaneous formulation Other new indications

To the Makers of Cinryze, To the owners, operators, employees, producers and everybody who has anything to do with the production of CINRYZE, I have no words that can express my gratitude for the care that has been given to me in the past 6 months. I’ve had only one minor HAE attack after starting Cinryze. To go out on a daily basis and feel confident I can do anything I want with no suffering after 25 years of steroid use and hundreds of attacks, I can honestly tell you I could not take any more. Your medicine and willingness to give it to me saved my life, renewed my dreams and gave me hope for what a normal healthy mind and body can achieve. Sincerely, 34 Cinryze® Patient

ViroPharma in Europe Thierry Darcis, MD Vice President & General Manager, Europe 35

ViroPharma Europe in a Nutshell 36

One Team

Three Launched Brands

Delivering Innovative Disease Management Solutions

ViroPharma Europe – It All Fits Together Serious, debilitating diseases Clear medical needs Overlooked markets Lagging in innovation Established therapeutic areas Vying for market share Products which make a difference for patients Introducing new “gold standards” Highly specialized markets Competing on science & service EU – focused on brands Brand Performance Teams (Regulatory; Market Access; Awareness) Experienced in peer-to-peer markets LOC – Local Operating Company Focused on customers MSM & KAM Blending science, service and commercial acumen ViroPharma Europe Full commercialization capabilities Highly scalable 37 Many common features Tailored to our brands

ViroPharma Europe – How We Deliver Deep understanding of Disease Health care providers Patients and carers Developing meaningful insights on Treatment paradigms “Disease community” Selecting the highest medical need segments Including relevant stakeholders Deploying 2 key initiatives at a time Scientific program Patient support First the European operations In place Then the main LOC UK; GER; FRA; SPA; ITA in place Now the other markets SWE & Nordic cluster (DEN; NOR; FIN; ISL) in process GER cluster (SWI; AUS) in process Alliance Management countries starting 38 Rigorous execution Progressive build-up

ViroPharma Europe – Is the Model Working? 39 Launched Cinryze® in October 2011; Buccolam® in December 2011; Plenadren® in September 2012 Cinryze – Over 60 patients on long term prevention / treatment on demand Buccolam – ~50% of Primary Care Trusts in UK are switching over to Buccolam. Positive opinion from SMC and AWMSG driving uptake in Scotland and Wales respectively. + 80% awareness of Buccolam in top German reference centers Plenadren – Launch plans accelerated with 4 countries launched this month and an active global Name Patient Program in place

European Roll-Out of Cinryze 40 This presentation includes information about a product which is approved for indications in Europe which are not approved in the United States. This information is for investor purposes only, and should not be relied upon by health care professionals. It is intended to be informative with regard to ViroPharma’s business and is not intended to be promotional in nature.

HAE in Europe—An Established Market 41 Overall epidemiology similar to that of the US (~12,500 patients) Differences exist at individual country level: Awareness, diagnosis rates, and treatment approaches HAE management by health care structures Treating specialists Current paradigm is still acute therapy with C1-INH as treatment of choice Existing HAE management strategies in place for 2+ decades

HAE in Europe Prior to Cinryze® Burden of Illness Study Confirms Needs and Paradigm 42 First multi-country, cross-sectional survey completed by patients partnered with KOLs and advocacy groups Excitement in the HAE community (KOLs and advocacy groups) 59% of patients had >1 attack/month The majority of patients treat acute attacks EAACI Geneva 2012

HAE in Europe—Burden of Illness Study Confirms Needs and Paradigm 43 Overall impact (0 lowest; 10 highest) Daily life is impacted regardless of attack location Patients experience substantial detriments in career and educational advancement due to HAE EAACI Geneva 2012

HAE Prevention – Limited Prophylactic Competition in Europe

Product	Company	Acute	Prevention	Use in HAE Prevention (✓ MA label in Europe)
Cinryze®	ViroPharma	✓	✓	• Only C1-INH product approved for a Prevention indication in EU
Berinert	CSL-B	✓	X	• Prevention not in label; has not been studied • Used as treatment on demand in Germany

Cinryze: Only C1 INH for preventative HAE management

Danazol	generic	X	✓	• Fails to directly address underlying cause of HAE • Significant side effect profile • Not widely available across EU (withdrawn from DE) but still widely used by some doctors and patients where available
Tranexamic Acid	generic	✓	✓	• Fails to directly address underlying cause of HAE • Efficacy / safety profile has not been established • Not widely available across EU; mainly a "French affair"

Cinryze: Effective and well-tolerated; widely available

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HAE Acute Therapies—A Highly Competitive Market 45 Product Company Acute Prevention EU Regulatory Status Cinryze® ViroPharma ? ? Central EMA approval Berinert CSL-B ? X Approved in Europe through Mutual Recognition Program Firazyr Shire ? X Centrally approved by EMA Pan-EU launch in 2009 Rhucin Pharming ? X Central EMA approval Tranexamic Acid generic ? ? Approved in selected European countries

HAE Prevention – The Future of HAE in Europe 46 Prevention of HAE attacks is more established than commonly thought 30% to 60% of current patients managed by prevention Until Cinryze® launch, the main “prophylactic products” included: Androgens (danazol) Tranexamic acid With Cinryze launch, prevention with C1-INH can become the gold standard for management of HAE in Europe Cinryze has made in-roads particularly in Germany and Denmark in a relatively short time with patients reporting significant improvement in preventing attacks EAACI Geneva 2012

Cinryze®—The European Product has Passed Major Hurdles 47 Obtained EMA centralized approval in June 2011 with broad label Switzerland – Final stages of the regulatory process Launched and reimbursed in: Germany, Spain; UK; Denmark; Iceland Average ex-factory price per dose ca. € 1,400, in line with our pricing strategy Pricing & reimbursement process on-going in further 10+ countries Separate manufacturing process from the US product (entirely based in the Netherlands) has successfully supplied the launched markets

Geographical Rollout of Cinryze® 48 Austria (2013) Czech Rep. (2013) Denmark France Germany Hungary (2013) Iceland Ireland Italy (2013) Norway Spain Sweden Switzerland (2013) UK Belgium & Netherlands (via Sanquin) Israel (2013) Austria Czech Rep. Denmark Germany Greece Hungary Ireland Italy Norway Portugal Spain Sweden Switzerland 2010 plan 2012 actual

2010 Rollout Strategy—The Original Strategy Remains Valid 49 Patient visits GP / A&E to discuss symptoms Patient takes the drug Origination Diagnosis Treatment Choice Brand Choice 1st Administration Compliance Persistence Patient complies with prescription Patient does not comply with prescription Hospital/Specialist Specialist chooses Cinryze® Patient does not take the drug Specialist recommends Acute Therapy Specialist recommends Preventative HAE Management GP eventually refers to Specialist Subsequent admin. Hospital/GP Self-admin Specialist chooses “prophylaxis” products 1 2 3

Choosing Cinryze® in Europe First priority of rollout: Switch prescribers from Berinert, danazol and tranexamic acid to Cinryze for preventative HAE management 50 1 Capture market share “own the prevention market” $3.1M net sales in first half of 2012 More than 60 patients in Europe have started Cinryze therapy, the majority on prevention Major HAE centers in launched markets have embraced Cinryze

Preventative HAE Management as Gold Standard The second priority of the Cinryze® rollout will be to firmly establish the concept of preventative HAE management 51 2 “The ability to prevent attacks can provide relief to many patients” (Dr. Emel Aygören^Pürsün) “Routine prevention can help to improve quality of life of HAE patients” (Professor Marcus Maurer) Completed multi-country study on HAE Burden of Illness with support of some major European KOL and patient groups (presented at EAACI/2012) Increase market size

Encouraging Compliance The third priority of the Cinryze® rollout will be to make using the product as convenient as possible for the patient, including future development of subcutaneous formulation 52 3 Libertas+ (homecare services similar to US Ryze Above®) successfully rolled-out in Germany and the UK; further geographical expansion ongoing Establish brand loyalty

Cinryze®—Possibility of a One-Stop Shop Solution for HAE Management in Europe HAE epidemiology similar to that of US Prior prevention options not satisfying patient needs Cinryze is the only HAE product with a broad label including acute and preventative label and self-administration Cinryze has the potential to become standard of care for HAE management 53 Early patient and sales numbers confirm potential Cinryze peak year sales in Europe of approximately $100M

European Launch of Plenadren® Dirk De Rijdt Director & Brand Leader, Europe 54 This presentation includes information about a product which is not approved in the United States. This information is for investor purposes only, and should not be relied upon by health care professionals. It is intended to be informative with regard to ViroPharma’s business and is not intended to be promotional in nature.

Adrenal Insufficiency—Disease & Epidemiology in Europe Adrenal Insufficiency (AI) is an Orphan Disease affecting ~ 400 patients per million inhabitants (range 80,000 – 167,000 pts in EU) Adrenal Insufficiency has two main causes: Primary AI – Addison’s Disease Secondary AI – associated with hypopituitarism 50 years of HC have highlighted significant unmet medical need 55 ‘We are failing our patients’ (Prof Dr. P. Stewart, ECE, May 2012)

VIROPHARMA

AI in Europe - Glucocorticoid Replacement – Competition Products

- Currently branded products account for 26% of the market, with generic products accounting for the remaining 74%
- As many of the branded products were launched over 40 years ago, they are now priced and treated as generic products

Product	Company	Natural	Synthetic	Comments
Hydrocortisone	Small or generic companies	✓		• Dominant drug (70% MS in EU) • Require multiple-daily dosing • Varying presentations
Cortisone Acetate	Small or generic companies	✓		• Mainly Italy and Norway • Require multiple-daily dosing • Varying presentations
Prednisolone	Small or generic companies		✓	• Minority use • Higher incidence of long-term consequences • Once daily
Dexamethasone	Small or generic companies		✓	

- R&D pipeline is limited with only 1 product in Phase 1/2 development and no on-going activities for life cycle management of existing products

56

57 Adrenal Insufficiency – Significant Unmet Need

The Circadian Rhythm—The Un-physiological Timing and Dose of HC 58 Johannsson et al. J Clin Endocrinol Metab. 2012;97:473-81 1.Plat et al. 1999; 2.Gangwisch 2009; 3. Matthews et al. 2006 4. Garcia-Borreguero et al. 2000; 5. Vgontzas et al. 2001 Clock time 08.00 12.00 16.00 24.00 0 200 400 600 800 Cortisol concentration (nM) 20.00 Immediate release hydrocortisone tablet Glucose intolerance Abdominal obesity Coronary atherosclerosis Insomnia and reduced sleep quality 1-5 Elevated evening levels are associated with the following: Vgontzas, A. N. et al. J Clin Endocrinol Metab 2001;86:3787-3794 DuoCort Study DC 06/02 Part A 90% CI healthy volunteers

Plenadren®—Immediate and Extended Release Action 59 Rapid release part together with controlled release part mimics diurnal variation Night time cortisol-free interval Reproducible absorption and high bioavailability Once-daily administration Two strengths: 20mg and 5mg Plenadren’s “dual action” achieves the hydrocortisone release profile which mimics the circadian rhythm Ø 8 mm

Plenadren® vs. HC (TID)—Conclusions from the Clinical Program 60 Plenadren resulted in: Increased cortisol exposure during the first hours after intake in the morning Reduced exposure in the afternoon and evening, avoiding the last two peaks during TID Reduced total exposure over the 24-hour period by 19.4% Reductions in mean weight, systolic, diastolic blood pressure and HbA1c Reduction in HbA1c by 0.6% in patients with concomitant diabetes Improvements were maintained after an 18-months open-label follow-up J Clin Endocrinol Metab, 2012, 97(2):473-481

Plenadren®—In Summary 61 Since ViroPharma’s acquisition of Plenadren: Manufacturing to meet 24-36 month demand in place Shelf-life increased to 36 months Dedicated commercial capabilities built in preparation for launches P&R filings and launches in further countries under preparation Average price per tablet of 20mg €10.82 / 5mg €6.60 achieved, in line with our pricing strategy EUROPE Orphan Drug status Yes Regulatory status Approved in Nov 2011 2012 launches England, Germany, Denmark, Norway Pre-launch availability Through NPP (Italy via L648)

Plenadren®—Rollout Strategy 62 Patient visits GP to discuss symptoms Patient is satisfied Origination Diagnosis Treatment Choice Brand Choice Routine Follow-up Visits Long-term Persistence Endocrinologist chooses between natural or synthetic products Patient is not satisfied Endocrinologist diagnoses AI and initiates cortisol RT with HC products GP refers to Specialist (Endocrinologist) Endocrinologist chooses Plenadren Adjustment to Plenadren with changes in IC and top- up Endocrinologist diagnoses AI and initiates cortisol RT with dual-action product Endocrinologist switches to Plenadren 1 2 Endocrinologist reverts back to old therapy 3 Patient complies with prescription Patient is satisfied Patient complies with prescription Patient is not satisfied

1 Switching Patients with Unmet Needs

First priority of Plenadren® rollout: Switch patients with poor disease and metabolic control and issues with compliance during conventional treatment

40% to 60% of currently treated primary and secondary AI patients are not well controlled or have difficulties with present treatment options

Plenadren enables better treatment adherence and the potential to improve short term and long term outcomes

Physician education on AI treatment options and patient awareness of Plenadren will drive the switch

Capture market share by switching existing AI patients to Plenadren

Achieving Short-term Persistence Plenadren’s® success depends on improving treatment habits; clear guidance to physicians, nurses, and patients; better patient-physicians interactions; and patient education Plenadren offers the opportunity of improved compliance and better management during episodes of intercurrent illness Guidelines around the management of AI with Plenadren to be updated for all stakeholders to recognize the specific nature and challenges of managing AI 64 2 Capture market share by switching existing AI patients to Plenadren Maintain market share by enhancing treatment experience through education

“Circadian” Glucocorticoid Replacement as 1st Choice Treatment for AI patients Through the initial use of Plenadren® in high medical need patients, health care providers supported by patient associations will gain experience and confidence to use Plenadren in a broader AI population, including newly diagnosed patients The EU-AIR registry and the extended Phase 3 trial are scientific tools which will generate extended data in larger population sets The increased scientific understanding and acceptance of the chronobiology of the HPA axis will confirm Plenadren as the new gold standard in the treatment of AI 65 3 Capture market share by switching existing AI patients to Plenadren Maintain market share by enhancing treatment experience through education Increase market size by establishing Plenadren as standard of care

Plenadren®—Can Become the Gold Standard Treatment of AI AI is a serious disease characterized by increased mortality in the short (adrenal crisis) and long-term (metabolic consequences); difficult to manage by patients and physicians Plenadren has been designed to better mimic the normal physiological cortisol profile Plenadren can improve treatment options for patients with AI and offers simplified cortisol replacement therapy Average dosing of Plenadren will be in range of 20mg – 30mg per day Plenadren’s innovative profile justifies a premium price strategy sustained by a strong exclusivity proposition 66 Potential Plenadren peak year sales in Europe: exceeding $200M

European Roll-Out of Buccolam® Arun Mistry, MD Senior Director, Medical Affairs Europe 67 This presentation includes information about a product which is not approved in the United States. This information is for investor purposes only, and should not be relied upon by health care professionals. It is intended to be informative with regard to ViroPharma’s business and is not intended to be promotional in nature.

Causes and clinical manifestations Convulsive Seizures (CS)—Disease & Epidemiology in Europe 68 Genetic predisposition Acquired brain damage Increased risk of attacks Epilepsy Abnormal and excessive brain neuron discharge Unspecific provoking factors Specific provoking factors Altered consciousness Motor and sensory abnormalities Autonomic or psychic events Epilepsy in the WHO European region: Fostering Epilepsy Care in Europe 2010

CS—The Most Common Serious Brain Disorder 69 Epilepsy: 5% of people can expect ? 1 seizure during lifetime In Europe an estimated 700,000 suffers from this condition between 3 months and less than 18 years of age Important to manage both acute and chronic elements of epilepsy A well-know condition Patient treatment rate is ~100% in EU Patient potential driven by population size Forsgren L et al. Eur J Neurol 2005;12:245–53.

CS in Europe - Available Products

- Currently all key competitors are generic
- Diazepam, the most used product available since the 1960's, and lorazepam have a longer half-life compared to midazolam

Generic name	Route of administration	Dosage	Available for clinical use
Diazepam	Rectal	0.2-0.5 mg/kg	Licensed in most countries (eg. Stesolid® in Spain, Miconoan® in Italy)
Midazolam (hydrochloride)	**Buccal**	**Age-specific dosing**	**EU-wide license (Buccolam®)**
	Intranasal	various	Off-label use only
Midazolam (maleate)	Buccal	0.2-0.5 mg/kg	Unlicensed form in UK and Sweden (eg. Epistatus®)
Lorazepam	Oro-dispersible	0.05-0.1 mg/kg	Off-label use; licensed in Sweden

Adapted from Wait et al, European Journal of Paediatric Neurology (2012), http://dx.doi.org/10.1016/j.ejpn.2012.07.002

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Acute Management of CS—An Important, Overlooked Medical Need 71 ViroPharma’s “PERFECT Initiative” has highlighted many of these issues While research has focused on the chronic treatment of CS, acute management of the condition has not evolved in decades and still relies on IRD (Intra Rectal Diazepam), which presents significant issues Clinical: Guidelines focus on hospital treatment. Little guidance exists for doctors or carers in the community where most seizures occur Rectal administration in public areas has implications on patient’s and carer’s dignity More challenging route in certain patient groups (e.g. obese and/or wheel chair bound) Legal: In many countries a conflict exists between the need to manage the seizure and the exposure of carers to personal legal risks (“sexual harassment”)

PERFECT is a ViroPharma-funded initiative, guided by a steering committee of leading clinical experts and patients associations 72 “What happens when a child or adolescent has a prolonged, acute, convulsive seizure in the community?”

Preliminary Conclusions 73 IRD fails community and carers. Acute management of CS requires a different and more convenient benzodiazepine

Buccolam® – 1st Product Approved Through the EMA “PUMA” (2011) 74 4 age-specific unit-dose pre-filled oral syringes (4 tubes per carton) Single dose for simplified management by carer Buccolam vs. IRD Several clinical studies have investigated the efficacy and safety of buccal midazolam Conclusions from one such study: “Buccal midazolam was more effective than rectal diazepam for children presenting to hospital with acute seizures and was not associated with an increased incidence of respiratory depression” (McIntrye et al Lancet 2005; 366: 205–10) Shorter half-life allows for faster recovery

Buccolam® – Rollout Strategy 75 Patient visits GP/Emergency Care/Neurologist after first seizure Patient/Parent is satisfied Origination Diagnosis Treatment Choice Brand Choice Routine follow-up visits Long-term Persistence Neurologist chooses between no acute management (majority) or IRD (mostly), Lorazepam tabs (G) Patient/Parent is not satisfied Neurologist diagnoses Epilepsy and initiates chronic therapy +/- rescue medication GP refers to Specialist (Neurologist) Neurologist chooses Buccolam® Neurologist diagnoses Epilepsy and initiates chronic therapy + rescue medication Neurologist switches to Buccolam 2 Neurologist reverts back to old therapy 1 Patient/Parent complies with prescription Patient/Parent is satisfied Patient/Parent complies with prescription Patient/Parent is not satisfied

Build Buccolam® as Gold Standard for Acute CS Management Adoption by the reference centers KOL advocacy is critical to the conversion to Buccolam from other treatments Focus on the top 5-10% of accounts in each market Buccolam listed in formularies and used in hospital and for out-patients Drive the awareness of the benefits of Buccolam Updating of the guidelines Buccolam is a significant development in the acute management of patients with CS Now incorporated into UK NICE guidance for first line treatment in children PERFECT helps drive changes in clinical guidelines First publication from PERFECT: Wait et al, European Journal of Paediatric Neurology (2012) in press 76 Drive depth in key centers 1

Switch Patients with Unmet Needs Utilize advocates from reference centers to educate physicians closest to patients on available acute seizure treatment options Work closely with patient advocacy groups to provide education on management of acute CS Add Buccolam to chronic therapy plan as acute seizure treatment or switch from IRD / other to Buccolam due to better efficacy / convenience 77 2 Drive depth in key centers Switch patients with unmet need and increase patient access to the most advanced rescue therapy

Buccolam® – In Summary Obtained EMA centralized approval in September 2011 Launched and reimbursed in UK and Germany; NPP availability in France and Spain Obtained an average ex-factory price per carton of ~€83 $1.8 M net sales in first half of 2012 Pricing & reimbursement process on-going in further 6 countries with future launches planned in 2012/13 Economic evaluations in UK, DE, IT, ES (published or in course of publication) show cost savings over current local standard of care with estimated annual savings ~€1,000-5,000/patient 78

Buccolam® – Has Potential to be Standard of Care for Acute Management of CS Patients, carers, and doctors are not satisfied with the current acute seizure management practices and current IRD solution Buccolam unique profile meets clinical and social needs of patients and carers Buccolam is cost-saving 79 Potential Buccolam peak year sales in Europe: Up to $90 million

ViroPharma Europe – Conclusions 80 Differentiated brands Bringing innovation to patients and carers Exciting products for patients, physicians, and ViroPharma Peak potential: $300-500 million Focused on customers Superior commercialization capabilities Broad geographical reach Scalable

15 Minute Break Refreshments and Snacks Please Return to Reconvene at 10:45 AM 81

C1 Inhibitor: Potential New Therapeutic Uses Jeffrey M. Dayno, MD Vice President, Global Medical Affairs 82

The Opportunity Life cycle management: maximizing the value of the C1 Inhibitor franchise through new data and new indications C1 Inhibitor: platform development opportunity Greater understanding of the evolving science Intersection of the science and commercial opportunities Update on progress to date Refinement of our strategy Expansion of the Investigator Initiated Studies (IIS) Program 83

Identifying New Clinical Targets 84 Patient populations C1-INH MOA Disease pathophysiology

Life Cycle Management 85 Unmet Medical Need Commercial Opportunity Product Profile

VIROPHARMA

Mechanism of Action of C1 Inhibitor

Biochemical function	Biological effect	Potential therapeutic effect
Inhibition of C1r, C1s, MASPs	Inhibition complement activation	Anti-inflammatory
Inhibition of factor XIIa and kallikrein	Inhibition contact activation	Anti-inflammatory
Inhibition of factor XIa and XIIa	Inhibition coagulation amplification	Anti-thrombotic
Inhibition of FSAP	Inhibition of BK activation	Anti-inflammatory
Binding to selectins	Reduced neutrophil infiltration	Anti-inflammatory improved microcirculation
Binding to endothelium	Reduced vasopermeability	Anti-inflammatory
Inhibition of MBL binding	Inhibition complement activation	Anti-inflammatory (in I/R)
Inhibition of apoptosis	Reduced cell death	Tissue protection

86

Diseases Involving the Complement System 87 Ricklin D and Lambris JD. 2007

Current Approach 88 Refined thinking regarding potential clinical targets Informed by pre-clinical data from current Investigator Initiated Studies (IIS) Ongoing discussions with experts in Complement research Engagement with clinical opinion leaders in various medical subspecialties Prioritizing opportunities for internal clinical development programs Augmenting ViroPharma sponsored research with renewed efforts in support of clinical IISs

Goals of an IIS Program 89 Provide a mechanism to support independent, investigator initiated research to: Advance clinical knowledge of different disease states, patient populations Further the understanding of the efficacy & safety of a therapeutic product in these disease states & patient populations Maintain a well-defined, consistent, internal process to support the review and prioritization of IIS proposals based on scientific merit, patient safety, and franchise strategies Support the generation of pilot data in new patient populations to identify new clinical targets for ViroPharma sponsored studies

ViroPharma

Current Preclinical IIS Studies

Study	Status
Experimental Autoimmune Encephalomyelitis (EAE): mouse model of Multiple Sclerosis *Cardiff University*	Phase 1 (acute EAE) completed; beginning Phase 2 study (chronic EAE)
Model of Type 1 Diabetes Mellitus BIDMC *Harvard*	Project 70% completed – anticipate data availability 4Q12
Model of liver ischemia reperfusion injury *UMass*	Project 50% completed (Phase 1 out of 2) – anticipate data availability 1Q13
Islet cell transplant model University of Minnesota	NIH funded study evaluating several different products in this transplant model (Cinryze® being one of them)
Model of Neuromyelitis Optica (NMO) *Johns Hopkins*	Start up phase

90

Acute EAE: Preliminary Data 91 * * Treatment Regimen: 0.2ml of 100U/ml (32mg/ml) SC on alternate days, from day 8 With permission, Paul Morgan, Cardiff University

Liver IRI: Preliminary Data Mouse model of liver ischemia reperfusion injury in setting of tumor resection, transplantation Hepatic artery clamped for 30 minutes 5 minutes prior to reperfusion Cinryze® administered vs. placebo (control) Results (at 24 hours): Control mice: ALT (liver function enzyme) increase 5-fold Cinryze group: ALT reduced 65% compared to control mice With permission, Reza Saidi, UMass

Cinryze: Inhibits All 3 Pathways of Complement Activation PNH others Ischemia Reperfusion Antibody Diseases ViroPharma, data on file

C1-INH IIS Strategic Framework Neuroimmunology Neuromyelitis Optica (NMO; Devic’s Syndrome) Myasthenia Gravis Guillain-Barré disease (AIDP); CIDP Multiple Sclerosis Hematologic diseases Autoimmune Hemolytic Anemia (AIHA) Paroxysmal Nocturnal Hemoglobinuria (PNH) Hemolytic Uremic Syndrome (HUS) Angioedema disorders other than HAE Idiopathic; Type III Autoimmune disorders Systemic Lupus Erythematosus (SLE), Rheumatoid Arthritis (RA), vasculitides Disorders related to ischemia reperfusion injury Other serious complement mediated diseases with unmet medical need 94

Current Clinical IIS Studies 95 Study Status RNAi markers in HAEJohns Hopkins Subject recruitment; blood sample collection Treatment of acute exacerbations in patients with Neuromyelitis Optica (NMO)Johns Hopkins Study start anticipated Q4 2012 Autoimmune Hemolytic Anemia (AIHA)AMC, Univ. of Amsterdam Study start anticipated Q4 2012

Neuromyelitis Optica (NMO) 96 Inflammatory disease of the CNS that selectively attacks the optic nerves and spinal cord Prevalence: 1 – 3/100,000 Unique among the inflammatory demyelinating CNS diseases Associated with circulating IgG auto-antibodies against the astrocyte water channel protein aquaporin-4 (AQP4); referred to as NMO-IgG Results in antibody-mediated classical complement activation No approved treatment Steroids and plasmapheresis for acute attacks Immunosuppressants for prevention Wingerchuk D. AAN Continuum. 2010

ViroPharma

Autoimmune Hemolytic Anemia (AIHA)

- Autoimmune disease involving auto-antibodies directed toward RBC surface antigens leading to accelerated destruction (hemolysis)
- Annual incidence: 1 – 3/100,000[1]
- Two main types
  - Warm AIHA: 70 – 80 % of cases (anti-RBC IgG > IgA, IgM)
  - Cold AIHA (cold agglutinin syndrome): 20 – 30% of cases (anti-RBC IgM > IgA, IgG)
- No approved treatment
  - RBC transfusions, steroids, +/- splenectomy, +/- immunosuppressants
- Proof of principle[2]
  - *In vitro* data demonstrating C1 inhibitor blocks C3 deposition on RBCs and attenuates complement-induced RBC lysis
  - Case report of AIHA patient who was transfusion dependent experiencing improvement with C1 Inhibitor (Cetor)
- Potential for C1 Inhibitor as therapeutic strategy to improve recovery of RBC transfusions in patients with AIHA

1. Michel M. *Expert Rev. Hematology. 2011*
2. Wouters D et al. ASH 2012

97

Update on ViroPharma Sponsored Studies 98 Antibody Mediated Rejection (AMR) in setting of renal transplant Approximately half of study cohort enrolled Anticipate study completion 4Q2013 Findings to be published Delayed Graft Function (DGF) reprioritized as a potential IIS study Laboratory study of Paroxysmal Nocturnal Hemoglobinuria (PNH) ViroPharma sponsored pre-clinical (in vitro) study to evaluate the potential of Cinryze® to prevent complement-mediated lysis of RBCs from patients with PNH Research collaboration with Hematology Division at Johns Hopkins Anticipate study initiation 4Q2012

Summary C1 Inhibitor: platform development opportunity Evolving science and greater understanding of complement-mediated disorders Emerging pre-clinical data informing potential new clinical targets More focused, mechanism-based approach Refinement of overall development strategy Broadening the horizons of clinically relevant orphan disorder targets to build out our C1 Inhibitor franchise. . . And now in active pursuit 99

Subcutaneous Administration of C1 INH Steven Gelone, PharmD Vice President, Clinical Development 100

VIROPHARMA

2012 GOALS

PATIENTS

LEGAL

REGULATORY/QUALITY

BD

SALES & MARKETING

MANAGED MARKETS

TECH OPS

CCOM

MEDICAL AFFAIRS

DEVELOPMENT

FINANCE

IT

HUMAN RESOURCES

VIROPHARMA INCORPORATED

Do not go where the path may lead, go instead where there is no path and leave a trail. Ralph Waldo Emerson

Prevention of AE Attacks with CINRYZE has Transformed the Lives of Many Patients with HAE

Two roads diverged in a wood, and I- I took the one less traveled by, And that has made all the difference. Robert Frost

Complacency Kills!!! “We shall have no better conditions in the future if we are satisfied with all those which we have at present.” -Thomas Edison

Why SC Administration of CINRYZE?

1) More convenient option for HAE patients

Route of administration

Advantages Disadvantages

Intravenous Precise control of dose and administration rate

Rapid exposure

Potential for reducing injection site reactions for irritating agents

Minimal volume constraints (1 to 100+ ml) Requires administration by trained medical staff

Increased cost versus subcutaneous administration

Preparation and injection is time consuming

Requirement for extended duration of observation post Injection

Risk of systemic infection

Needle injection can be difficult

Subcutaneous Can be easily self-administered by the patient

Improved patient compliance

Improved quality of life

Decreased cost

Least painful of the parenteral administration routes

Low risk of systemic infection

Large number of possible injection sites for multiple dosing Volume limitations(< 1 to 2 ml)

Degradation of therapeutic at injection site

Retention at Injection site can lead to local adverse reactions

Greater Inter-individual variability in dose

Why SC Administration Of CINRYZE? The “Arithmetic” of AE Attacks Insufficient Concentration of C1 INH + “Trigger” = Increased Probability of an AE Attack “Vulnerable Period” 2) Decrease the “Vulnerable Period”

Time (hr)

Dose administered

IV SC

It’s Important to Point Out That Treating An AE Attack is Different Than Preventing One.

*For illustration purposes only

U/mL

0.7 0.6 0.5 0.4 0.3 0.2 0.1 0

0 50 100 150 200 250 300 350 400 450

“Vulnerable Period”

Time (hr)

IV SC

Preventing AE Attacks.Decrease the “Vulnerable Period”

*For illustration purposes only

Infection Trauma, other

Insufficient Concentration of C1 INH + “Trigger”

U/mL

0.7 0.6 0.5 0.4 0.3 0.2 0.1 0

0 50 100 150 200 250 300 350 400 450

Time (hr)

“Ain’t It Like Most People, I’m No Different. We Love To Talk On Things We Don’t Know About.”

The Avett Brothers

Ziccardi, 1982; Windfuhr, 2005

Inhibition of auto-activation

Prevention of AE attacks

Spath, 1984; Cicardi, 1998 & unpublished; Hack, 2012

Abate an ongoing AE attack

Hack et al. Allergy 2012;67:123-30; Kaplan et al. Ann Asthma All ergy Immunol 2010;104:193-204.

Van Doorn, 2005; Hack, 2012

U/mL

0.7 0.6 0.5 0.4 0.3 0.2 0.1 0

0 50 100 150 200 250 300 350 400 450

Going from IV to SC Presents a Few Challenges.

Sc injection

Molecules > 16kDa

% Deposition at injection site

% Peripheral lymphatic uptake

Uptake of < 16 kDa

Molecules into capillaries

Degradation?

Binding?

Transport to central lymphatic ducts

IV injection

Thoracic blood vessel

Impacted by:

Protein or peptide size

Formulation, injection volume, excipients, osmolality and charge of molecule

Precipitation or aggregation at injection site

Degradation or cellular uptake

Interaction with endogenous components

Body location

Species

Age and skin type

Anesthesia and activity of animal

Skin temperature

SC blood flow

SC delivery system technology

Blood flow to tissue

Target in blood

Receptor/ target in tissue

Potential Methods to Address The Challenges of SC Delivery “Shock and awe” dosing Optimize delivery system PH20 Micro-needle administration Optimize formulation

We’ve Done A Significant Amount of Work Already.

*completed

Study 100*

Single-dose Cinryze SC Healthy subject

Functional C1-INH Change From Baseline (%)

Concentration Functional C1 INH Activity (U/mL)

0.7 0.6 0.5 0.4 0.3 0.2 0.1

0 50 100 150 200 250 300 350 400 450

Time (h)

Mean IV (N=25)

Mean SC 1000 (N=13)

Mean SC 2000 (N=12)

CINRYZE SC- EoPh2 Meeting with FDA

FDA provided feedback on completed studies, proposed study design, endpoints, safety database and commented on their desire for additional dose-ranging data

*completed

Cinryze SC Program

April 2011 EoPh2 Meeting*

Study 100* Study 200*

Single-dose Cinyrze SC Healthy subject

Multi-dose Cinyrze SC HAE pt

WWVD??? *completed ; ^IND enabling Cinryze SC Program EoPh2 Meeting* April 2011 VPHM/ HALO Collaboration Initiated* May 2011 CINRYZE + PH20 Multi-dose in HAE pt Study 204* CINRYZE SC

CINRYZE Study 200/204 HAE-Subjects: C1 INH Functional 1000 U

Time (hr)

Dose administered

U/mL

0.7 0.6 0.5 0.4 0.3 0.2 0.1 0

0 50 100 150 200 250 300 350 400 450

IV SC 1000 SC 1000 + PH20

Which of These Things Is Not Like The Other?

CINRYZE Study 200/204 HAE-Subjects: Additional Lessons Learned CINRYZE SC ALONE CINRYZE + PH20 C1INH Function Plasma Concentration C1INH Function Plasma Concentration

CINRYZE + rHuPH20 Program was Prioritized Addition of rHuPH20 has the potential to improve: CINRYZE PK/PD profile Increased dispersion and absorption Reduces intra/intersubject variability Achieves physiologically relevant plasma concentrations associated with protection against HAE attacks Tolerability profile: less pain Faster Infusion Less tissue distortion or SC tissue ischemia Convenience of a single injection Exclusivity

And Then On One Sunny Day in July 2012. Baxter receives Complete Response Letter from FDA for their HyQvia program Implications for the CINRYZE + PH20 program “Temporary clinical hold” on all clinical studies using the co-administration of hyaluorinidase for ‘life-span’ products within CBER while data review continues No specific details on the safety concerns Suggestion made to proceed with CINRYZE SC alone

ViroPharma

And As You Probably Heard Earlier This Morning….

ViroPharma Incorporated

Halozyme Therapeutics

VIROPHARMA AND HALOZYME PROVIDE UPDATE ON CLINICAL DEVELOPMENT OF SUBCUTANEOUS CINRYZE® (C1 ESTERASE INHIBITOR [HUMAN]) WITH RECOMBINANT HUMAN HYALURONIDASE (rHuPH20)

Exton, PA, September 21, 2012 -- ViroPharma Incorporated (Nasdaq: VPHM) and Halozyme Therapeutics (Nasdaq: HALO) announced today that the U.S. Food & Drug Administration has provided guidance to enable ViroPharma to resume clinical development activities of subcutaneous Cinryze with rHuPH20. The FDA has informed ViroPharma that based upon their ongoing assessment, the Agency believes the potential safety signals that had emerged in another clinical development program are believed to be limited to that specific program. The FDA has advised ViroPharma to amend the study protocol by inserting additional time points for monitoring rHuPH20 antibody levels and keep the Agency informed of any increased antibody levels during the treatment phase of the study. The study can be re-initiated upon the submission of a revised protocol as agreed as well as amend several other related study documents.

CINRYZE SC Program: Next Steps “Things turn out best for the people who make the best of the way things turn out.” -John Wooden

CINRYZE SC Programs Next Steps: The Best Offense is a Great Defense “Shock and awe” dosing Optimize delivery system PH20 Optimize formulation

CINRYZE SC Programs: *Next Steps*



CINRYZE SC
Study 30x
Dose-ranging Long-term Prevention
Study 100*
Study 200*
Single-dose Cinryze SC Healthy subject
Multi-dose Cinryze SC HAE pt
Formulation Work
Study 101*
Study 102**
Study 204^*
Study 206**
Study 300
Single-dose in Healthy subject
Multi-dose in Healthy subject
Multi-dose in HAE pt
Multi-dose in HAE pt
Long-term Prevention
CINRYZE + PH20
Phase 1/2
Phase 3

*completed; **clinical hold lifted on 17-Sept 2012;^IND enabling

Acknowledgements Collaborators Patients HAE Associations Clinicians and investigators Sanquin Halozyme ViroPharma Cinryze Team 125

An Update on Maribavir Stephen Villano, MD Vice President, Clinical Research & Development 126

Human Cytomegalovirus (CMV) Beta herpesvirus Large genome Infection becomes latent 60-100% adults infected Close interaction with the immune system Can be fatal if over- immunocompromised Reddehase 2006 UL97 UL54 TRL TRS IRL IRS US UL 127

CMV Manifestations Direct effects: CMV symptomatic viremia CMV invasive organ disease Indirect effects: Risk of other opportunistic infections Stem cell transplant (SCT): risk of graft versus host disease (GVHD) Solid organ transplant (SOT): risk of graft organ rejection / graft loss Survival disadvantage 128

Medications Available for CMV

Drug	Form.	CMV Indication	Toxicity
ganciclovir	IV	• Treatment of CMV retinitis in immunocompromised patients • Prevention of CMV disease in transplant recipients at risk	Bone marrow suppression, carcinogenic, teratogenic
	PO	• Prevention of CMV disease in solid organ transplant recipients and in individuals with advanced HIV infection at risk • Alternative to the IV formulation for maintenance treatment of CMV retinitis	
valganciclovir	PO	• Treatment of CMV retinitis in patients with AIDS • Prevention of CMV disease in kidney, heart, and kidney-pancreas transplant patients at high risk (D+R-)	
foscarnet	IV	• Treatment of CMV retinitis in patients with AIDS	Renal toxicity, seizures
cidofovir	IV	• Treatment of CMV retinitis in patients with AIDS	Renal toxicity, bone marrow suppression, carcinogenic, teratogenic

129

Chemical class: benzimidazole Orally bioavailable Unique mechanism: Inhibit viral encapsidation Inhibit nuclear egress of viral particles Unlike other anti-CMV agents, maribavir does not affect the UL54 CMV DNA polymerase Maribavir has in vitro activity against strains of CMV resistant to other anti-CMV agents Maribavir: A Novel Anti-Viral Drug 130

Mechanism of Action UL97 (CMV) DNA elongation DNA packaging Capsid egress Protein kinase GCV UL97 (CMV) GCV-P UL54 Viral DNA replication Chain termination DNA polymerase Protein kinase Ganciclovir Maribavir

US Emergency-IND(E-IND) a EUName Patient Program (NPP) b Population studied Resistant / Refractory CMV Resistant / Refractory CMV Number with data 6 9 SCT / SOT 1 / 5 3 / 6 Known resistance mutations to GCV or FOS 4 (67%) 6 (67%) Virologic response CMV Undetectable:4 (67%) CMV ? ^1.5 log or undetectable:4 / 8* (50%) * 1 EU patient received MBV as secondary prophylaxis, so is not included in treatment response Maribavir for CMV Treatment a) Avery et al., Transplant Infect Dis 2010; 12: 489-96 b) Alain et al., 24th Intl. Congress of The Transplantation Society 2012 132

Phase 2 Dose Ranging Studies in Transplant Recipients EU: first line treatment of CMV viremia US: treatment of resistant/ refractory CMV disease Study Number 1263-203 1263-202 Regimens MBV 400 mg BID MBV 400 mg BID Regimens MBV 800 mg BID MBV 800 mg BID Regimens MBV 1200 mg BID MBV 1200 mg BID Regimens Valganciclovir — Treatment Duration Up to 12 weeks Up to 24 weeks Target N 160 120 133

EU Phase 2 Study (1263-203) Preliminary Virology Data Number with data available through Week 2 10 SCT / SOT 8 / 2 Virologic response CMV Undetectable:10 / 10 (100%) Quant. Limit 200 copies/mL NOTE: shown are interim data only; study is ongoing 134

Maribavir: Next Steps On-going Phase 2 dose ranging studies in transplant recipients Phase 1 studies / higher doses (in concert with dose finding) Discussion with Regulatory agencies re: pivotal design Pivotal Studies ? NDA EU: first line treatment of CMV viremia US: treatment of resistant/ refractory CMV disease Regimens MBV 400 mg BID MBV 400 mg BID Regimens MBV 800 mg BID MBV 800 mg BID Regimens MBV 1200 mg BID MBV 1200 mg BID Regimens Valganciclovir — Treatment Duration Up to 12 weeks Up to 24 weeks Target N 160 120 135

Transplantation: Numbers Total transplants per year(all ages) US EU SCT (Allogeneic) 7,012 a 13,345 b SOT 28, 537 c 30,448 d Kidney 16,813—Liver 6,342—Heart 2,322—Lung 1,822—Other 1,238—a) CIBMTR 2009; b) EBMT 2010; c) OPTN 2011; d) estimate from multiple registries 136

Patient Population Assumptions 100 patients 25% MBV 60 Viremic 70% responding 14 pts. 31 pts. 12 patients 90% switch to MBV 16 patients 50% intolerant, switch to MBV 30% not responding 45 pts. 75% (v)GCV SOT: 100 patients 25% MBV 40 Viremic 70% responding 9 pts. 21 pts. 8 patients 90% switch to MBV 6 patients 30% intolerant, switch to MBV 30% not responding 30 pts. 75% (v)GCV 15 patients 10 patients SCT: (Allo.) First line Rx: ~4 weeks Resistant/refractory/intolerant Rx: ~12 weeks MBV treatment duration: 137

Conclusions CMV continues to be the most important transplant infection, with direct and indirect adverse effects Current therapy for CMV is limited by toxicity that can restrict use Maribavir, at higher doses, has been shown to decrease viral load in preliminary evaluations of CMV-infected transplant patients The unmet need and clinical data support continued development efforts for maribavir Orphan designation has been obtained from US FDA Orphan application is being submitted to EMA Current European NPP Pricing $400 per day Opportunity represents a potential of greater than $300M globally 138

VP-20621 Non-toxigenic C. difficile Colin Broom, MD Vice President, Chief Scientific Officer 139

VP-20621 – For the Prevention of Recurrence of C. difficile Infection (CDI) CDI – An Overview The Problem of CDI Recurrence Clinical Study Results to Date Summary & Conclusions 140 For internal use only—CONFIDENTIAL

CDI Overview 141 Spore-forming, anaerobic, gram-positive bacterium Causes gastrointestinal infections resulting in diarrhea and colitis Severity ranges from mild colitis to toxic megacolon and death Leading cause of healthcare-associated infectious diarrhea in US Rivals methicillin-resistant Staphylococcus aureus (MRSA) as the most common cause of healthcare-associated infections in US Gerding DN, et al. Infect Control Hosp Epidemiol. 1995;16:459-477. CDC. Fact Sheet, August 2004 (updated 7/22/05). McDonald LC, et al. Emerg Infect Dis. 2006;12:409-415.

Treatment is Effective but has Limitations 142 Standard of care is oral metronidazole or vancomycin, with fidaxomicin a recent introduction All are associated with recurrence No approved therapy for prevention of recurrence Current practice: Repeated antibiotic therapy Other non-approved agents or procedures

Recurrence Rate Increases after First CDI Episode

20% 45% 65%

1. Aslam S, et al. Lancet Infect Dis. 2005;5:549-557.

2. McFarland LV, et al. Am J Gastroenterol. 2002:97:1769-1775.

3. McFarland LV, et al. JAMA. 1994;271:1913-1918.

0% 10% 20% 30% 40% 50% 60% 70%

After first episode 1

After first recurrence 2

After two or more recurrences 3

Unmet Medical Need is Recognized CDI Competitive Landscape Antibiotics with narrower spectrum May reduce but will not prevent recurrence No difference in recurrence rate with the hyper-virulent BI/NAP1/027 strain Monoclonal antibodies to Toxin A & B Vaccine approach to prevention 144

VP-20621 May Address this Unmet Medical Need VP-20621 is a formulation of spores of a specific, naturally occurring non-toxigenic strain of C. difficile Can colonize the GI tract of susceptible individuals Colonization may prevent CDI, based on animal and epidemiological studies 145

NTCD Phase 1 Study Design Safety and Tolerability of an Oral Suspension of VP-20621, Spores of a Non-Toxigenic C. difficile Strain, in Healthy Older Subjects Well tolerated with single and repeat doses: 1x104, 1x106, or 1x108 spores (or matching placebo) Colonization of all subjects pre-treated with Vancocin Data confirmed the ability to colonize GI tract of subjects with disrupted GI microbiota Evaluation of an Oral Suspension of Spores of VP20621, Non-Toxigenic Clostridium difficile (NTCD) Strain M3, in Healthy Subjects (Antimicrob Agents Chemother 2012 Jul 30) Villano SA, Seiberling M, Tatarowicz W, Monnet-Chase E, Gerding DN For internal use only—CONFIDENTIAL 146

20621-200 A Phase 2 Randomized, Double-Blind, Placebo- Controlled, Dose-Ranging Study to Assess the Safety and Efficacy of VP 20621 for Prevention of Recurrence of Clostridium difficile Infection (CDI) in Adults Previously Treated for CDI 147

Screening (Up to 28 days) Study Drug Administration (14 Days) Follow-Up Vanco or Metro 10-21 days; CDI Resolves CDI Onset Randomize to start study drug after end of Vanco/Metro 107 QD x 7d 107 QD x 14d 104 QD x 7d F/U to Week 26 Placebo Placebo Placebo Key timepoint for efficacy assessments 20621-200 Study Design Week 6

Study Objectives Evaluate the safety and tolerability of VP-20621 Determine colonization of the GI tract in patients treated for CDI Select a dosing regimen based on colonization data Preliminary information on the prevention of recurrence

Achievement of Study Objectives Interim data in 106 of target 240 patients Well tolerated, no safety issues identified Ability to colonize clearly demonstrated Good data on dose and duration of therapy Limited but informative data on disease recurrence

Interim N 106 Age (yrs) Median (range) 59 (18-94) ^65 39% Female / Male 63% / 37% Inpatient / Outpatient 20% / 80% Primary CDI 81% Initial CDI Treatment Metronidazole 61% Oral vancomycin 24% Both 15% 20621-200: Interim data subject characteristics

Based on 106-subject interim analysis

20621-200 Preliminary C. difficile Stool Culture Data

Cx + Tox+

Cx+ Tox—(NTCD)

Placebo

(n=20-22 subjects per visit)

100% 80% 60% 40% 20% 0%

D1 D8 D15 W3 W6

0% 0% 0% 0% 15%

18% 62% 67% 70% 40%

Study Visit

NTCD 104 x 7d

(n=27-28 subjects per visit)

100% 80% 60% 40% 20% 0%

D1 D8 D15 W3 W6

0% 20% 81% 68% 62% 50%

12% 12% 12% 12%

Study Visit

NTCD 107 x 7d

(n=25-26 subjects per visit)

100% 80% 60% 40% 20% 0%

D1 D8 D15 W3 W6

4% 25% 57% 48% 63% 39% 4% 19% 30% 39%

Study Visit

NTCD 107 x 14d

(n=25-28 subjects per visit)

100% 80% 60% 40% 20% 0%

D1 D8 D15 W3 W6

4% 69% 70% 62% 36% 32% 23% 15% 19% 29%

Study Visit

20621-200 Preliminary CDI recurrence data

Based on 106-subject interim analysis

PBO 104 x 7d 107 x 7d 107 x 14d

ITT-S Subjects 23 29 26 28

Subjects with:

CDI recurrence

No recurrence occurred in patients colonized with VP20621

Summary and Conclusions from Interim Data VP-20621 was well tolerated with no safety issues identified Limited recurrence data has been informative Eight of the 10 patients with recurrent disease in the VP-20621 treated groups had a toxigenic strain at Day 1 and/or Day 8 suggesting that earlier treatment with VP-20621 may be required to increase colonization rate Colonized patients did not suffer a recurrence Further evaluation of the data will help identify how to optimize colonization with VP-20621 and direct future development

Financial Update / Guidance Charles Rowland Chief Financial Officer 155 This presentation includes non-GAAP forecasted gross margins. We believe that presentation of forecasted non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These forecasted non- GAAP financial measures are in addition to, not a substitute for, nor superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles. The forecasted gross margins presented differ from GAAP gross margins as they exclude the amortization of product rights. The forecasted gross margins are forward looking statements for which the corresponding GAAP measure is not available and cannot be provided without undue efforts because we are unable to forecast information relating to non-GAAP adjustments. We believe that the corresponding GAAP measure is not likely to be significant to an understanding of our business due to the variability and unpredictability of our non-GAAP adjustments. Future GAAP results may be materially different from such forward looking non-GAAP measures.

ViroPharma Outlook 156 Significant short to midterm sales growth Growth from existing products Geographic expansion Not pipeline dependent Efficient operating model requiring lower R&D and SG&A spend Generating greater GAAP and Non-GAAP returns Net Income EPS Efficient use of Cash Lower risk business development structure Repurchased 3.1m shares ($82M) since 6/30, $323M repurchased since early 2011 Board recently authorized an additional $200M to optimize capital structure

Product Outlook Estimate of Commercial Potential Cinryze® – HAE IV only US & Europe Sustained growth in demand—driven by consistent patient adds and dosing rates >$700M Europe – Buccolam,® Cinryze, Plenadren®(Cinryze also included in guidance above) 2012 and 2013 are key launch years for all three European products; leverage the infrastructure in place $300M -$500M Strong Base of Near-term Revenue Drivers 157 Three marketed products to drive near-term sales growth

Marketed Products Expected to Contribute Approximately 20% CAGR through 2015

158 $700—$800

$0 $250 $500 $750 $1,000

2012 2015

Guidance Range

Net Sales

Net Sales ($ millions)

Europe Expected to Become a Larger Share of the Business and a Significant Contributor to Top Line Growth 159

2012 Sales Breakdown

2015 Sales Breakdown

EU Sales 5%

US Sales 95%

Row Sales<1%

EU Sales ~30%

US Sales ~70%

Current Pipeline 160

2012 2013 2014 2015 2016 2017

Formulation Development

C1 INH – SC

Expansion

Plenadren – US

Pipeline

Maribavir (CMV)

VP 20629 (Friedreich’s Ataxia)

VP 20261 (Rec. C-Diff)

Oral Budesonide (EoE)

Cinryze (AMR)

C1 Esterase (New Uses)

C1 Recombinant

Phase 2

Phase 3

Approval

Path forward based on FDA feedback

Phase 2 Phase 3

Phase 2 Phase 3

Phase 2 Phase 3

Phase 2—Option Phase 3

Phase 2

Continue funding of Investigator Initiated Studies

Phase 1 Phase 2 Phase 3

ViroPharma Pipeline Provides Commercial Potential Upside 161 Pipeline opportunities primarily focused on orphan indications Potential to contribute meaningfully to longer-term revenue growth Other components of upside: Plenadren US VP-20629 (Friedreich’s Ataxia) Oral Budesonide (EoE) Recombinant C1-INH Specialty Vancocin® Buccolam® VP-20621 (Rec C-Diff) Orphan Plenadren® Maribavir Oral Budesonide (EoE) Ultra-Orphan Cinryze® VP 20629 (Fr. Atax)

Disciplined Expense Management with Targeted Investments to Drive Growth 162 Gross Margin Ex-Vancocin margins have remained consistentExpected to improve slightly in near-term Streamlined operating model requiring lower R&D and SG&A spend R&D Spend is focused on development onlyTargeted toward future revenue growth opportunities SG&A Increase in near-term spend due to commercialization efforts in EuropeInfrastructure to yield operating leverage in future years * Gross margin for 2012 period exclude Vancocin

Revenue Drivers and Expense Management Translates to Significant Earnings Power Tangible near-term revenue growth Cinryze® new patient growth and acceleration in Europe Plenadren® and Buccolam® launch execution Targeting future lower operating costs and lower R&D spend due to development focus Investment in future tax efficiency Tax rate in 2015 expected to approach 32% Long-term tax rate projected below 30% 163 Differentiated earnings growth from 2012—2015

Commitment to Disciplined and Efficient Capital Management

ViroPharma is committed to being good stewards of investor capital

$82M share repurchase in Q3 2012 (3.1m Shares)

Strong near-term liquidity with $390M in cash and $200M in revolver capacity

Returned $323M to shareholders in 2011 – 2012 (14.9m shares)

Board recently approved additional $200M of authorization, bringing the total share repurchase authorization to $550M

ViroPharma will continue to selectively evaluate business development opportunities to enhance pipeline

Snapshot of Capitalization / Capital Plan

Cash, Cash Equivalents & STI – Adjusted

$298M

Revolving Credit Facility (Undrawn)

$200M

Existing Convertible Debt Notes

$205M

Cash Returned to Shareholders 2011-2012

$323M

Outstanding Share Repurchase Authorization

$227M

Basic Shares Outstanding – as of 9/14/2012

65,811k

2012 – 2013 Remaining Milestones

$12.5M

Our Deal History 165

($ millions)

Upfront Payment

Milestones

Total Deal Value

Peak Sales Potential

Marketed Products

Vancocin 116.0 51.1 167.1 289.0

Cinryze 453.1 92.1 545.2 >700.0

Plenadren 35.0 88.0 123.0 >200.0 *

Buccolam 14.5 15.8 30.3 90.0

Pipeline

Halozyme 9.0 47.0 56.0

Meritage 12.5 252.4 264.9

OX–1 6.5 90.0 96.5

Total 646.6 636.4 1,283.0

*	Europe Only

2015 Outlook A Growth Story 166 Category Estimate of Future Opportunity ($ in millions) Total Company Net Sales $700M—$800M R&D and SG&A Combined $270M—$320M Effective Tax Rate ~32% Earnings Growth Differentiated

Conclusions Significant short to midterm sales growth Growth from existing products Geographic expansion Not pipeline dependent Efficient operating model requiring lower R&D and SG&A spend Generating greater GAAP and Non-GAAP returns Net Income EPS Efficient use of Cash Lower risk business development structure $323M of share repurchase since beginning of 2011 Authorization to return an additional $227M 167

Do not go where the path may lead, go instead where there is no path and leave a trail.

Ralph Waldo Emerson

Questions & Answers 169